UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 20, 2019

Twist Bioscience Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38720	46-205888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

455 Mission Bay Boulevard South

Suite 545

San Francisco, CA 94158

(Address of principal executive offices, including ZIP code)

(800) 719-0671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TWST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2019, Twist Bioscience Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to disclose that on May 20, 2019, the Company’s Board of Directors (the “Board”) elected Nelson C. Chan as a new member of the Board, effective immediately. Mr. Chan had not yet been appointed to any committee of the Board as of the Original Report.

The Company is filing this amendment to the Original Report to disclose that on October 24, 2019, the Board appointed Mr. Chan to serve as a member of the Board’s Nominating and Corporate Governance Committee, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2019	Twist Bioscience Corporation

/s/ Mark Daniels
Mark Daniels
Senior Vice President, Chief Legal Officer, Chief Ethics and Compliance Officer, and Secretary